UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2024

EDGIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11811 North Tatum Blvd., Suite 3031 Phoenix, AZ	85028
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (602) 850-5000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EGIO	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 15, 2023, Edgio, Inc. a Delaware corporation (the “Company” or “we”), on November 14, 2023, entered into a credit agreement that provides a senior secured term loan credit facility (the “Credit Agreement”) with Lynrock Lake Master Fund LP (“Lynrock”). On November 14, 2023, the Company also entered into a private exchange with Lynrock of its 3.50% Convertible Senior Notes due 2025 for the new (3.5% cash / 16% PIK) Senior Secured Convertible Notes due 2027 (the “Notes”). The Credit Agreement obligations and the Notes obligations are secured by a first priority lien on substantially all assets of the Company and its domestic subsidiaries (collectively, the “Collateral”), and the liens securing the Credit Agreement obligations rank pari passu with the liens securing the Notes obligations and guaranteed by all existing wholly-owned domestic subsidiaries and future subsidiaries (collectively, the “Guarantors”).

The foregoing description of the Credit Agreement and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement and Base Indenture (as defined below), which were filed as Exhibits 10.1 and 4.1, respectively, to the Current Report on Form 8-K filed by the Company with the SEC on November 15, 2023, and are incorporated by reference herein.

Item 1.01	Entry into a Material Definitive Agreement.

Priority Senior Secured Credit Agreement

On August 23, 2024, the Company entered into a priority credit agreement that provides for a new senior secured term loan credit facility (the “Priority Credit Agreement”) with Lynrock as lender (the Priority Credit Agreement, together with the Notes and the Credit Agreement, the “Debt Agreements”). The Priority Credit Agreement is secured by a first priority lien on the Collateral, ranking senior in priority over the existing security interests securing the obligations under the Credit Agreement and the Notes, provides for term loans in the aggregate principal amount of $9,146,000 (less an upfront fee to the lender of 18%, yielding $7,500,000 of net cash proceeds to be used for working capital purposes), which bear interest at a rate of 19.5% per annum, payable monthly and is guaranteed by each of the Company’s domestic subsidiaries. The terms of the Priority Credit Agreement are substantially similar to those of the Credit Agreement. The maturity date of the Priority Credit Agreement is February 23, 2025. In connection therewith, the Company has entered into a priority lien intercreditor agreement (the “Priority Intercreditor Agreement”), dated as of August 23, 2024, among Lynrock (in its capacity as lender under each of the Priority Credit Agreement and the Credit Agreement) and U.S. Bank Trust Company, National Association as the Notes Collateral Agent, the Company and the subsidiary guarantors of the company party thereto, which Priority Intercreditor Agreement subordinates the existing security interests securing the obligations under the Credit Agreement and the Notes to the security interests securing the obligations under the Priority Credit Agreement.

Supplemental Indenture

In connection with the consummation of the Priority Intercreditor Agreement, the Company, the Guarantors, and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Notes Collateral Agent”), entered into the First Supplemental Indenture, dated as of August 23, 2024 (the “First Supplemental Indenture”), to the Indenture and First Amendment to the Collateral Agreement, dated as of November 14, 2023, between the Company, the Guarantors, the Trustee and the Notes Collateral Agent (the “Base Indenture”), relating to the Notes and the Collateral Agreement, dated as of November 14, 2024, between the Company, the subsidiary grantors thereto and the Note Collateral Agent, relating to the Collateral and the Notes.

The First Supplemental Indenture, among other things, provides that the Notes Collateral Agent is authorized, directed and instructed by the Company to execute and deliver the Priority Intercreditor Agreement and incorporates the concepts of the Priority Credit Agreement, Priority Intercreditor Agreement and the subordination of the secured obligations under the Notes to the secured obligations under the Priority Credit Agreement into the Base Indenture.

The foregoing description of the First Supplemental Indenture does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the First Supplemental Indenture. The First Supplemental Indenture is included as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01, regarding the Priority Credit Agreement, of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Supplemental Indenture between Edgio, Inc. and its subsidiary guarantors and U.S. Bank Trust Company, National Association dated August 23, 2024 (furnished herewith).

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 29, 2024	EDGIO, INC.

/s/ Richard P. Diegnan
Richard P. Diegnan
Chief Legal Officer & Secretary